CLARK, INC.
102 South Wynstone Park Drive
North Barrington, Illinois 60010

March 17, 2006

To Our Stockholders:

The Board of Directors joins me in inviting you to attend the 2006 Annual Meeting of Stockholders to be held on Tuesday, April 25, 2006 at 10:00 a.m. Central Time, at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois. Registration will begin at 9:00 a.m. and refreshments will be provided.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the specific business to be conducted. In addition to the business matters, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders. We view the Annual Meeting as an important opportunity to communicate with our Shareholders and we look forward to seeing you there. If you cannot attend in person, you can listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you for your continued interest in Clark, Inc.

Sincerely,

/s/ Tom Wamberg

Tom Wamberg
Chairman of the Board and
Chief Executive Officer

CLARK, INC.
102 South Wynstone Park Drive
North Barrington, Illinois 60010

March 17, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

The Stockholders of Clark, Inc:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of Clark, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, April 25, 2006, at 10:00 a.m. Central Time, at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois, for the following purposes:

(1) To elect three Class II Directors to hold office until the 2009 Annual Meeting and until the respective successor of each is duly elected and qualified;

(2) To ratify the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2006; and

(3) To transact such other business as may properly come before the Annual Meeting, including whether or not to adjourn the meeting and any adjournment of the meeting.

Any action may be taken on these matters at the Annual Meeting on the date specified above or on any later date if the Annual Meeting is adjourned or postponed.

Your Board of Directors has established the close of business on March 1, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Clark, Inc. Resource Center located at 102 South Wynstone Park Drive, North Barrington, Illinois for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the meeting. You have the option of voting your shares by telephone, through the Internet or by mailing the enclosed proxy card. Instructions for our stockholders are described under the caption “How do I vote?” on page 1 of the proxy statement.

Finally, if you receive more than one of these mailings at the same address, please follow the instructions on page 3 of the proxy statement under the caption “How can I reduce the number of copies of proxy materials sent to my household?”

By Order of the Board of Directors,

/s/ James W. Radosevich

James W. Radosevich
Vice President and Corporate Secretary

CLARK, INC.
102 South Wynstone Park Drive
North Barrington, Illinois 60010
_______________

PROXY STATEMENT
_______________

2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2006

INTRODUCTION

Your Board of Directors hereby solicits your proxy on behalf of Clark, Inc. for use at the 2006 Annual Meeting of Stockholders and any continuation of the meeting pursuant to any adjournment thereof. The Annual Meeting will be held at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois, on April 25, 2006, at 10:00 a.m. Central Time.

Our principal executive office is located at 102 South Wynstone Park Drive, North Barrington, Illinois 60010. Our telephone number is (847) 304-5800. We will mail this proxy statement and the accompanying proxy card on or about March 17, 2006. The date of this proxy statement is March 17, 2006.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, the holders of record of shares of our common stock, $.01 par value per share, on March 1, 2006 will be entitled to vote upon the following matters:

(1) To elect three Class II Directors to hold office until the 2009 Annual Meeting and until the respective successor of each is duly elected and qualified;

(2) To ratify the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2006; and

(3) To transact such other business as may properly come before the Annual Meeting, including whether or not to adjourn the meeting and any adjournment of the meeting.

Your Board of Directors recommends that you vote “FOR” each of the Proposals.

ABOUT THE MEETING

Your shares can be voted at the Annual Meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. If you wish to attend the Annual Meeting, please follow the instructions on page 3 under the heading “What do I do if I plan to attend the Annual Meeting?”

1. Who is entitled to vote?

Only record holders of Clark, Inc. common stock as of the close of business on March 1, 2006 are entitled to vote. On that day, 17,534,413 shares were outstanding and eligible to vote.

2. What are my voting rights?

With respect to each proposal, you will be entitled to one vote per share of common stock held as of the record date.

3. How do I vote?

We offer our registered stockholders three ways to vote, other than attending the Annual Meeting and voting in person:

•	By mail, using the enclosed proxy card and return envelope;
•	By telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; and
•	Through the Internet using the control number printed on your proxy card and following the instructions on the proxy card.

If your shares are held in “street name” (that is, through a broker or other nominee), please check our proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 5:00 p.m. Eastern Standard Time on April 24, 2006.

4. What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to Jeffrey W. Lemajeur and James W. Radosevich, the persons named as proxies on the proxy card accompanying this proxy statement. Mr. Lemajeur and Mr. Radosevich were selected by the Board of Directors to serve as proxies. Mr. Lemajeur is the Chief Financial Officer of the Company and Mr. Radosevich is Vice President and Corporate Secretary of the Company. Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to your Board of Directors’ recommendations, which are contained in this proxy statement.

5. On what matters am I being asked to vote?

The matters listed above under the caption “Purpose of the Annual Meeting.”

6. What happens if other matters are raised at the meeting?

The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting that requires a vote on any other matter other than what is presented in this proxy statement. If any other matter requiring a vote properly comes before the Annual Meeting, the proxy holders will vote the proxies that they hold in accordance with their best judgment, including voting to adjourn the Annual Meeting to another time if a quorum is not present or if they believe that an adjournment is in the Company’s best interests.

7. What if I submit a proxy and later change my mind?

If you give a proxy, you may revoke it at any time before the shares of common stock it represents are voted. This revocation is effective upon receipt, at any time before the Annual Meeting is called to order, by our Corporate Secretary of: (i) a written instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

8. Who will count the votes?

The Bank of New York, our transfer agent, will serve as proxy tabulator and count the votes. The results will be certified by the inspector of election.

9. What constitutes a quorum?

The presence, in person or by proxy, of stockholders entitled to vote holding a majority of the outstanding shares of our common stock on the record date will constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are “broker non-votes” will be counted in determining whether a quorum is present at the Annual Meeting. A “broker non-vote” occurs when a broker or nominee votes on some matters on the proxy card but not on others because he or she does not have the authority to do so. The election inspectors appointed for the Annual Meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except an adjournment until a later time.

10. What is the Required Vote for each Proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting, in person or by proxy, is required for the election of Directors. Accordingly, proxies marked “WITHHOLD AUTHORITY” and broker non-votes will not be voted and will not affect the outcome.

Other Items. The affirmative vote of a majority of the votes represented, in person or by proxy, and cast at the meeting is required for the approval of the other proposals listed on the proxy. Accordingly, proxies marked “ABSTAIN” and broker non-votes will not be voted and will not affect the outcome.

11. How are proxies solicited and how much did the proxy solicitation cost?

In addition to solicitation by mail, proxies may be solicited electronically, by telephone, telegraph, or personally, by certain officers and other employees of the Company without extra compensation. The proxy materials are being mailed to those stockholders of record at the close of business on March 1, 2006. The Company will bear the cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company has retained Morrow &, Co., Inc. to assist in the distribution and solicitation of proxies. The Company has agreed to pay Morrow, Inc. a fee of $5,000 plus expenses for these services.

12. When are stockholder proposals for the 2007 Annual Meeting due?

The Board of Directors will provide for the presentation of your proposals at the 2007 Annual Meeting, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals, and our bylaws, a copy of which is available upon written request addressed to the Secretary of the Company at the Company’s principal executive offices. To be considered for inclusion in our proxy statement for the 2007 Annual Meeting, stockholder proposals must be received at our principal executive office no later than November 21, 2006.

Additionally, if a proponent of a stockholder proposal at the 2007 Annual Meeting fails to provide notice of his intent to make a proposal by personal delivery or mail to the Company on or before November 21, 2006 (or by an earlier or later date, if such date is established by amendment to the Company’s By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

13. What do I do if I plan to attend the Annual Meeting?

The Annual Meeting will take place at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois. If you plan to attend the Annual Meeting, simply indicate your intention by marking the designated box on the proxy card, or by following the instructions provided when you vote via the Internet or by telephone.

14. How can I reduce the number of copies of proxy materials sent to my household?

If you received more than one copy of this proxy statement and the 2005 Annual Report on Form 10-K at the same address and you wish to reduce the number you receive, we will discontinue the mailing of the proxy materials and annual report on the accounts you select. Mark the designated box on the appropriate proxy card(s) or follow the instructions provided when you vote through the Internet or by telephone. You may continue to receive at least one proxy and annual report. For this reason, please do not mark the box on all of your proxy cards or make this selection for all of your accounts when voting through the Internet or by telephone.

15. How can I obtain electronic access to the proxy materials, instead of receiving mailed copies?

If you wish to view future proxy materials and annual reports through the Internet instead of receiving copies in the mail, mark the designated box on the appropriate proxy card(s) or follow the instructions provided when you vote through the Internet or by telephone. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

BUSINESS MATTERS TO BE VOTED UPON

PROPOSAL ONE —

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members and is divided into three classes, categorized as Class I, Class II and Class III. Each year, the Directors in one of the three classes are elected to serve a three-year term. The Directors also serve as Directors of our subsidiary, Clark Consulting, Inc.

Nominees for Election as Class II Directors

The Board of Directors has nominated the following persons for election:

Name	Age	Position	Director Class

L. William Seidman	84	Director	Class II
Robert E. Long, Jr.	50	Director	Class II
Thomas M. Pyra	53	Director	Class II

L. William Seidman, age 84, has served as a Director and a member of the Compensation Committee of our Board of Directors since June 1998, a member of the Audit Committee since January 2000 and a member of the Nominating and Corporate Governance Committee, of which he is Chairman, since January 2004. From September 1997 until July 1998, Mr. Seidman served as a member of our predecessor company’s advisory board. Mr. Seidman is a chief commentator on NBC cable network’s CNBC and publisher of Bank Director magazine. Mr. Seidman also serves on the boards of Fiserv, Inc., GMAC Bank, Escrow Bank, Amstone, Inc. and LML Payments. From 1985 to 1991, Mr. Seidman served as the Chairman of the Federal Deposit Insurance Corporation under Presidents Reagan and Bush. He became the Chairman of the Resolution Trust Corporation in 1989 and served in that capacity until 1991. Prior to that, Mr. Seidman served as President Reagan’s co-chair of the White House Conference on Productivity, President Ford’s Assistant of Economic Affairs and a member of the Arizona Governor’s Commission on Interstate Banking. Mr. Seidman is a former dean of Arizona State’s College of Business. Mr. Seidman holds an A.B. from Dartmouth (Phi Beta Kappa), an L.L.B. from Harvard Law School and a M.B.A. (with honors) from the University of Michigan.

Robert E. Long, Jr., age 50, has served as a Director since he was elected to the board in January 2006. Mr. Long previously served as Director from January 2003 through April 2005. Mr. Long is currently associated with Granville Capital, Inc. a Greensboro, North Carolina firm. He was a founder and partner of Long Miller & Associates in Greensboro, prior to its acquisition by Clark Consulting in 2002. Mr. Long has over twenty years of experience in the corporate-owned life insurance market and has focused the past ten years on bank-owned life insurance. He is a graduate of North Carolina State University and holds a B.A. in Economics and a B.A. in Business Administration.

Thomas M. Pyra, age 53, has served as a Director since February 2005. Mr. Pyra was elected President of the Company in April 2005. He has filled the role of Chief Operating Officer for the Company since October 1999 and previously as Chief Financial Officer from July 1998 through August 2003. Prior to joining Clark, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997 through July 1998. He also served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

Your Board of Directors recommends a vote FOR the election of each of the above nominees for Director.

Continuing Directors

The following persons will continue to serve as Directors of the Company after the 2006 Annual Meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified.

Directors Continuing In Office—Class III (Term Expires in 2007)

Tom Wamberg, age 53, has served as the Chairman of the Board of Directors and a Director since June 1998. Mr. Wamberg became our President and Chief Executive Officer in September 1999 in connection with our acquisition of The Wamberg Organization, Inc. Mr. Wamberg served as a Director of our predecessor company from 1988 and served as the Chairman of the Board of our predecessor company from September 1996 until July 1998. Mr. Wamberg, who had been a consultant for us since 1976, was President and Chief Executive Officer of The Wamberg Organization, Inc., an independently operated sales office that marketed our products, until we acquired it in September 1999. Mr. Wamberg also serves on the Board of Trustees of the Cleveland Clinic. Mr. Wamberg graduated from Baldwin-Wallace College with a Bachelor of Arts degree in Finance. Mr. Wamberg was formerly President of the Association for Advanced Life Underwriting.

Randolph A. Pohlman, age 62, has served as a Director and a member of the Compensation Committee of our Board of Directors since June 1998, a member of the Audit Committee since January 2000, of which he is Chairman; and a member of the Nominating and Corporate Governance Committee since January 2004. Dr. Pohlman also serves in the role of Lead Director for the Board. From February 1996 until July 1998, Dr. Pohlman served as a member of our predecessor company’s advisory board. Since July 1995, Dr. Pohlman has served as the Dean of the School of Business and Entrepreneurship at Nova Southeastern University in Fort Lauderdale, Florida. From April 1990 to July 1995, Dr. Pohlman served as Director of Human Resources World Wide for Koch Industries. Dr. Pohlman sits on the board of Viragen, Inc. He graduated from Kansas State University with Bachelor of Science and Master of Science degrees in Business Administration and, in addition, earned a Ph.D. in finance and organizational behavior from Oklahoma State University.

James M. Benson, age 59, has served as a Director since he was elected to the board in February 2006. Mr. Benson is former president and chief executive officer of John Hancock Life Insurance Company, a division of Manulife Financial. Prior to joining Hancock in 2002, Mr. Benson was president of MetLife’s Individual Business enterprise, which manufactures and distributes insurance and investment products through MetLife Financial Services, New England Financial, GenAmerica Financial, MetLife Investors Group, Texas Life and Nathan & Lewis Securities. He also was chairman, president and chief executive officer of Boston-based New England Financial, as well as chairman, president and chief executive officer of GenAmerica Financial Corporation, both MetLife affiliates. Before joining New England Financial and MetLife in 1997, Mr. Benson held the dual position of president and chief operating officer of Equitable Companies, Inc., and was chief executive officer of its flagship life insurance operation, Equitable Life Assurance Society. Prior to joining The Equitable in 1993, Mr. Benson was president of the New York office of Management Compensation Group. Mr. Benson serves on the boards of the University of Illinois Foundation, United Way of Massachusetts, Bay Hospital for Special Surgery, BrightHouse, Bryant College, The Wang Center for the Performing Arts, Achilles Track Club, and The American College Endowment Foundation. Mr. Benson graduated from the University of Illinois with a B.A. in Economics and earned an M.B.A. from the University of Southern California.

Directors Continuing In Office—Class I (Term Expires in 2008)

George D. Dalton, age 78, has served as a Director and a member of the Compensation Committee of our Board of Directors, of which he is Chairman, since October 1998, a member of the Audit Committee since January 2000 and a member of the Nominating and Corporate Governance Committee since January 2004. Mr. Dalton was a Director of Fiserv Inc., a public company engaged in data processing outsourcing, from 1984 to 2000. Mr. Dalton was its Chief Executive Officer from 1984 to 1999. Since August 2000, Mr. Dalton has served as the Chairman and Chief Executive Officer of NOVO1, Inc., a provider of call center and direct marketing services located in Waukesha, WI. He also serves as a Director of Fiduciary Management, Inc., the Milwaukee Public Museum, the Milwaukee School of Engineering Board of Regents and Wisconsin Wireless, Inc.

Kenneth A. Guenther, age 70, has served as a Director and a member of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, each since April 2005. Mr. Guenther retired in March 2004 as the President and CEO of the Independent Community Bankers of America (ICBA), a position he held from 1979 to 2004. He is now an independent consultant owning and managing Guenther Consulting Services LLC. He also serves on the board of Certegy, Inc. and is vice chairman of The Washington Campus. Prior to joining ICBA, he served as an assistant to the Board of Governors of the Federal Reserve System under chairmen Volker, Miller and Burns. Previously, he had a senior position in the Ford White House from 1974 to 1975, served in the U.S. Treasury Department as a presidential appointee in the Nixon administration and served as a senior staff member for Senator Jacob K. Javits (NY) and as a foreign service officer in the U.S. and overseas. He has also served on the National Advisory Committee of the Small Business Administration. Mr. Guenther was awarded the American Banker’s Lifetime Achievement award in December of 2004. He did his undergraduate work at the University of Rochester and his graduate work at the School of Advanced International Studies of the Johns Hopkins University, the University of Rangoon in Burma, and at the Yale University Graduate School.

Richard C. Lappin, age 61, has served as a Director and a member of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, each since April 2005. Mr. Lappin is currently the Chairman of the Board of Haynes International, a specialty alloy manufacturer. Prior to that he was Senior Managing Director of the Blackstone Group, L.P. where he was a member of the Private Equity Group from 1998 to 2002. He also helped monitor the operations of Blackstone Capital Partners portfolio companies and evaluated business strategy options. Before joining Blackstone, from 1989 to 1998, he served as President of Farley Industries, which included West-Point Pepperell, Inc., Acme Boot Company, Inc., Tool and Engineering, Inc., Magnus Metals Inc. and Fruit of the Loom, Inc. Since 1999, Mr. Lappin has also served on the Board of Premcor, Inc. and the Board of American Axle & Manufacturing Holdings, Inc. Mr. Lappin holds undergraduate degrees in Psychology, Economics and Management from the University of Detroit.

Committees - Composition and Meetings of the Board of Directors

Members of our Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors currently has three standing committees: (1) the Compensation Committee; (2) the Nominating and Corporate Governance Committee; and (3) the Audit Committee.

Compensation Committee. The Compensation Committee reviews management compensation levels, reviews and approves the Company’s goals and objectives, evaluates the performance of the Chief Executive Officer in light of the Company’s goals and objectives, determines the compensation of the Chief Executive Officer and provides recommendations to the Board of Directors regarding the compensation of our other executive officers, including bonuses and incentive compensation plans and equity-based compensation plans. The current members of the Compensation Committee are Messrs. Dalton (Chairman), Pohlman, Seidman, Guenther and Lappin. The Compensation Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) identifies and evaluates qualified candidates to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, periodically reviews the composition of the Board of Directors and its committees with respect to the skills and experience represented, develops corporate governance guidelines and oversees the evaluation of management and the Board of Directors. The Nominating Committee was established in January 2004. The current members of the Nominating Committee are Messrs. Seidman (Chairman), Dalton, Pohlman, Guenther and Lappin. The Nominating Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect.

Audit Committee. The Audit Committee reviews the scope and approach of our annual audit, our annual financial statements and the auditors’ report thereon and the auditors’ comments relative to the adequacy of our system of internal accounting and financial controls. The Audit Committee also recommends to the Board of Directors the appointment of independent public accountants for the following year. The current members of the Audit Committee are Messrs. Pohlman (Chairman), Dalton, Seidman, Guenther and Lappin. The Audit Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect. The Board of Directors has determined that Mr. Seidman is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Seidman also serves on the audit committee of two other public companies. The Board of Directors has determined that such simultaneous audit committee service would not impair the ability of Mr. Seidman to effectively serve on the audit committee.

The Board of Directors has adopted a code of business conduct and ethics, a corporate governance policy and a charter for each of the Compensation Committee, Nominating Committee and Audit Committee, which charters are posted under the Investor Relations portion of the Company’s website at www.clarkconsulting.com. The foregoing information will also be available in print to any stockholder who requests such information.

Director Qualifications

Our Corporate Governance Policy contains membership criteria that apply to nominees recommended for a position on the Company’s Board. Under these criteria, members of the Board of Directors should have the highest character and integrity and possess significant experience and skills that will benefit the Company. In selecting nominees for the Board of Directors, the Nominating Committee will consider the diversity of experience and background represented on the Board of Directors, the need for particular expertise on the Board of Directors or committees and the desire for directors to work cooperatively to represent the best interests of the Company, its stockholders and employees. Each director should be committed to enhancing stockholder value and should have sufficient time to fulfill their responsibilities and provide insight into the direction of the company. Each director must represent the interests of all stockholders. At least a majority of the Board of Directors must be independent as defined by the NYSE listing standards.

Director Independence

Of the current directors, Messrs. Dalton, Pohlman, Seidman, Guenther and Lappin are independent directors, as defined in the NYSE listing standards. The Board of Directors has determined that each independent director does not have a material relationship with the Company (either directly as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such a determination, the Board of Directors applied the standards set forth in our Corporate Governance Policy.

Stockholder Director Nominees

The Nominating Committee considers properly submitted stockholder nominations of candidates for membership to the Board of Directors. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and ability on the Board of Directors and to address the membership criteria set forth above under the caption “Director Qualifications.” Any stockholder director nominee recommendations must be received in writing and addressed to the Nominating and Corporate Governance Committee, c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010. To be considered timely, any stockholder director nominee recommendation must set forth:

• the proposed director nominee’s name, qualifications and the reason for such recommendation;

• the name and address of the stockholder(s) proposing such director nominee;

• the number of shares of stock of the Company that are beneficially owned by such stockholder(s) proposing the director  nominee recommendation; and

• a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee  and the Company or any of our subsidiaries.

Identifying and Evaluating Director Nominees

The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies are expected because of retirement or otherwise. In the event that vacancies arise, the Nominating Committee considers various potential candidates for a directorship position. Candidates may come to the attention of the Nominating Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated throughout the year by the Nominating Committee. The Nominating Committee considers properly submitted stockholder nominations for candidates to the Board of Directors.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at c/o James W. Radosevich, Vice President and Corporate Secretary at 102 South Wynstone Park Drive, North Barrington, Illinois 60010. However, any stockholder who wishes to communicate directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010. The Company’s policy is to forward written communications received from stockholders to the appropriate directors.

Executive Sessions

The non-management directors will meet separately at least four times per year, or more frequently if necessary, in regularly scheduled executive sessions without management participation. Non-management directors include all independent directors as well as any other directors who are not officers of the Company, whether or not “independent” by virtue of a material relationship with the Company or otherwise. Mr. Pohlman has been elected by the Board of Directors to serve as its Lead Director.

Interested parties may communicate directly with the Lead Director or with the non-management directors as a group by sending his or her communication in writing to the Lead Director c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

Board Meetings

During 2005, the Board of Directors met thirteen times, including telephonic meetings. In addition, the Compensation Committee met six times, the Nominating Committee met six times and the Audit Committee met eleven times including telephonic meetings. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during 2005, except for Richard C. Lappin.

The policies adopted by the Board of Directors encourage each director to attend our Annual Meeting of Stockholders each year. Generally, the Board holds a board of directors meeting on the same day as the Annual Meeting, which allows the directors to attend the Annual Meeting. All directors attended our 2005 Annual Meeting.

Compensation of Directors

The members of the Board of Directors who are also employees receive no additional compensation for their services as a Director. The Board of Directors has the authority to determine the compensation of the non-employee Directors. The Board of Directors has approved the following non-employee Director compensation package:

•
non-employee Directors serving their first term as a Director (Kenneth A. Guenther, Richard C. Lappin, Robert E. Long, Jr.) will receive $5,000 and 1,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended;

•
non-employee Directors serving their second term as a Director, and Randy Pohlman, will receive $6,250 and 2,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended; and

•
non-employee Directors serving their third term as a Director (Bill Seidman, if re-elected and George Dalton) will receive $7,500 and 2,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended.

Upon election to the Board of Directors or re-election to another term, each non-employee Director will receive 10,000 nonqualified stock options, which vest over three years, with a ten-year term. In addition, the Chairman of the Audit Committee, Compensation Committee and Nominating Committee each receive an additional $1,250 for each quarterly meeting attended, and the Lead Director will receive an additional $2,500 for each quarterly meeting attended.

PROPOSAL TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent public accountants for the year ending December 31, 2006. If the stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will consider the selection of another public accounting firm for 2006 and future years. Services provided to the Company by its independent public accountants during 2005 are described below under “Independent Public Accountants — Principal Accounting Firm Fees.”

One or more representatives of Ernst & Young LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer questions.

Your Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent public accountants for the Company for the year ending December 31, 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Committee”) is composed of five directors, each of whom the Board has determined meets the independence and experience requirements of the New York Stock Exchange. The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors pursuant to a written Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal accounting and financial controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence. Finally, the Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their respective audits. The Committee also reviewed the amount of fees paid to its independent public accountants for audit and non-audit services. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee
Randolph A. Pohlman, Chairman
George D. Dalton
L. William Seidman
Kenneth A. Guenther
Richard C. Lappin

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2005.

Executive Compensation Philosophy

The Compensation Committee provides direction to the Company’s Board of Directors in maintaining a compensation program that is consistent with the Company’s overall compensation philosophy. The compensation philosophy supported by the Compensation Committee recognizes the need to attract and retain high caliber staff to meet the Company’s business requirements. In doing so, however, the Compensation Committee is mindful of overall stockholder return and believes that incentive program design and payments should appropriately reflect comparisons with peer company performance.

The Compensation Committee advises, recommends and approves compensation strategies, policies, and pay levels necessary to support the business. The Compensation Committee determines the remuneration of the Chairman and Chief Executive Officer and, subject to the approval of the Board, other corporate executives.

For 2005, the Company’s executive compensation program consisted of (i) base salary, adjusted from the prior year, (ii) cash bonuses, and (iii) long-term incentives.

Base Salary. The base salaries of executive officers are established in consideration of a range of factors, including the individual’s performance, the responsibilities of the position, competitive practice and the experience of the executive filling the position.

As reflected in the Summary Compensation Table on page 16, the salary Mr. Wamberg received in 2005 increased by $347 (as a result of a full year at the current salary level) for a total of $550,000. In determining Mr. Wamberg’s base salary, the Committee considered the Company’s financial performance, his individual performance, improvements to the Company’s balance sheet as a result of a reduction in debt, his responsibilities as Chairman and Chief Executive Officer, and his long-term contributions to the success of the Company.

The Committee believes the annual compensation provided to each of the Chairman and Chief Executive Officer and the other executive officers, whether pursuant to an employment agreement or otherwise, is commensurate with the responsibilities, experience and performance of such individuals.

Bonus. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve these goals. Annual bonus awards are based on our corporate financial performance, including growth in revenue, EBITA and earnings per share, and the contributions of the executive officers. The 2005 bonus plan was structured so that 60% of the bonus is based on specific financial goals and the remaining 40% is based on non-financial individual or department goals.

Maximum bonus payouts for executive officers generally range from 75% to 160% of base salary. Mr. Wamberg’s maximum bonus percentage is 160% of salary. In 2005, Mr. Wamberg’s bonus award was $357,109, which represents approximately 64.9% of his 2005 salary.

The Committee believes that the bonuses paid to the Chairman and Chief Executive Officer and the executive officers, whether pursuant to employment agreement or otherwise, is commensurate with the Company’s performance and such individual’s contribution to such performance.

Long-Term Incentives. Long-term incentives are provided pursuant to the 2003 Stock Option Plan and the 2005 Incentive Compensation Plan. The purpose of the 2003 Stock Option Plan is to encourage and enable participants under the plan to acquire and retain a proprietary interest in our Company by ownership of our stock. The purpose of the 2005 Incentive Compensation Plan is to motivate certain employees, non-employee directors and consultants to put forth maximum efforts toward the growth, profitability and success of the Company by providing incentives to such persons through cash payments and/or through the ownership and performance of the Company’s common stock. We believe these long-term incentives align the interests of our executive officers with those of our stockholders.

In keeping with the Company’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes decisions regarding appropriate long-term incentive grants for each executive. When determining these awards, the Committee considers the Company’s financial performance in the prior year, the executives’ levels of responsibility, prior experience, historical award data and compensation practices of competitors.

The Committee believes the stock options and incentive compensation granted to the executive officers, whether pursuant to employment agreements or otherwise, is commensurate with the executive officer’s responsibilities, experience and individual performance of such executive officer.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for compensation paid in excess of $1 million to each of a Company’s Chief Executive Officer and its four other most highly compensated executive officers, unless, in general, such compensation is performance based, is established by a committee of outside Directors, is objectively determined and the plan or agreement providing for such performance-based compensation is approved by stockholders. It is the Committee’s objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

Compensation Committee
George D. Dalton, Chairman
Randolph A. Pohlman
L. William Seidman
Kenneth A. Guenther
Richard C. Lappin

OUR EXECUTIVE OFFICERS

Executive Officers’ Biographies

Below are the biographies for three executive officers in 2005 who are not identified as a Director or nominee for Director. Many of our executive officers also hold similar offices with our subsidiary, Clark Consulting, Inc. The Board of Directors elects our officers. Each officer holds office until his successor is elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

Leslie N. Brockhurst, 59, became an Executive Vice President in March 2003 when he also became President of our Executive Benefits Practice. In 2005 the Company announced the combination of its Executive Benefits Practice and Banking Practice into one unit. Mr. Brockhurst serves as President of the combined practice since January 2006. He previously served as Managing Director for the Northwest Region in the Executive Benefits Practice, and prior to joining us, he held senior executive positions at McDonnell Douglas and Arizona Public Service, the state's largest investor-owned utility. Mr. Brockhurst received his Bachelor of Science degree in physics and mathematics from Bishop's University in Lennoxville, Quebec, and he received postgraduate degrees in education and business from McGill University in Montreal and Webster University in St. Louis.

James C. Bean, 53, served as President of our Banking Practice from May 2004 through December 2005. As a result of the combination of the Banking Practice and Executive Benefits Practice in 2006, Mr. Bean will no longer serve as Practice President after 2005. He served as an Executive Vice President and was formerly Chief Integration Officer since July 2000. From February 1998 through July 2000, he was Chief Operating Officer of our Banking Practice. Prior to joining us, Mr. Bean held leadership positions at Mullin Consulting and Management Compensation Group/Healthcare and has 18 years experience in our industry. He also has experience in sales, international marketing, product management, manufacturing management and human resources in both small private as well as large public corporations. Mr. Bean received a B.A. from the University of Minnesota.

Jeffrey W. Lemajeur, 44, joined us in August of 2003 as Corporate Controller, Chief Accounting Officer and Chief Financial Officer. Previously, Mr. Lemajeur served as Treasurer, Chief Financial Officer and Vice President of Finance for Enesco Group, Inc., a NYSE listed distributor of gift items from January of 1999 through July of 2003. He also served as Chief Financial Officer and Treasurer of Binks Manufacturing Company, an AMEX listed spray equipment manufacturer from October of 1991 through December of 1998. Mr. Lemajeur, a CPA, graduated magna cum laude from the University of Illinois at Champaign-Urbana where he earned a Bachelor of Science Degree in Accounting.

Executive Officer Employment Agreements

Below is the employment agreement information for our Chief Executive Officer and the four most highly compensated executive officers in 2005.

Chairman and Chief Executive Officer

As part of our acquisition of The Wamberg Organization, we entered into an employment agreement with W.T. (Tom) Wamberg, effective as of September 1, 1999, most recently amended on November 1, 2003 (the “Wamberg Agreement”). The Wamberg Agreement is for a term of five years, and the original employment agreement provided for an annual base salary of $260,000 with the salary level at December 31, 2005 of $550,000, which is reviewed annually by the Company’s Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Wamberg is eligible to receive a bonus of up to 160% of his base salary, which is determined based on Company performance. The Wamberg Agreement contains provisions concerning non-competition, non-solicitation and confidentiality. During the term of the Wamberg Agreement, Mr. Wamberg is to be employed as our Chief Executive Officer, and Mr. Wamberg has agreed to devote substantially all of his business time and attention to this task. If Mr. Wamberg’s duties or position differs materially from that of the Chief Executive Officer, upon termination without “cause,” or upon a change of control (as such terms are defined in the Wamberg Agreement), Mr. Wamberg may terminate his employment and elect to receive either 12 months salary plus accrued and unpaid benefits or no severance compensation and a waiver of the non-competition and non-solicitation covenants. Mr. Wamberg may also voluntarily terminate the Wamberg Agreement upon 30 days notice without any further obligation.

Named Executives

Thomas M. Pyra originally executed an employment agreement with the Company dated July 1, 1998, and most recently executed an agreement on April 26, 2005 (the “Pyra Agreement”). The term of the Pyra Agreement continues for one year and absent notice of termination, is automatically renewed every November 1 for an additional year, such that there is always one year remaining in the term of the Pyra Agreement. The original Pyra Agreement provided for a base salary of $330,000 with the salary level at December 31, 2005 of $525,000, which is reviewed annually by the Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Pyra is eligible to receive a bonus of up to 150% of his base salary, which is determined based on Company performance. The Pyra Agreement also provides for Mr. Pyra’s participation in the Company’s incentive and benefit plans as well as a car allowance. Mr. Pyra is subject to non-competition, non-solicitation and confidentiality provisions. The Pyra Agreement may be terminated immediately by the Company for “cause” or by Mr. Pyra for constructive termination, which includes change of control provisions (as such terms are defined in the Pyra Agreement).

Leslie N. Brockhurst executed an employment agreement with the Company dated March 17, 2003 (the “Brockhurst Agreement”). The Brockhurst Agreement is for a term of one year, with an automatic annual renewal. The original Brockhurst Agreement provided for a base salary of $330,000 with the salary level at December 31, 2005 of $375,000, which is reviewed annually by the Company’s Chief Operating Officer and the Compensation Committee of the Board of Directors. Mr. Brockhurst is eligible for an annual bonus opportunity of up to 125% of his annual base salary, which is determined based on Company performance. Upon the signing of the Brockhurst Agreement, Mr. Brockhurst received a 15,000 stock option grant and a 2004 grant of an additional 20,000 stock options. The Brockhurst Agreement also provides for Mr. Brockhurst’s participation in the Company’s incentive and benefit plans. Mr. Brockhurst is subject to non-competition, non-solicitation and confidentiality provisions.

James C. Bean was a party to an employment agreement with the Company dated March 1, 2001 and most recently executed an agreement on May 6, 2004 (the “Bean Agreement”). The term of the Bean Agreement continues for one year and absent notice of termination, is automatically renewed every April 1 for an additional year, such that there is always one year remaining in the term of the Bean Agreement on each April 1. The Bean Agreement provided for a base salary of $230,000 per year with the salary level at December 31, 2005 of $357,500. In addition to his annual base salary, Mr. Bean is eligible to receive a target bonus of up to 140% of his base salary. The Bean Agreement also provides for Mr. Bean’s participation in the Company’s incentive and benefit plans. Mr. Bean is subject to non-competition, non-solicitation and confidentiality provisions. The Bean Agreement may be terminated immediately by the Company for “cause” or by Mr. Bean for constructive termination (as such terms are defined in the Bean Agreement). The Amendment addresses termination provisions due to a change in control (as defined in the Amendment) and related compensation thereto.

Jeffrey W. Lemajeur had an original agreement with the Company dated August 29, 2003 and most recently executed an employment agreement on June 1, 2004 (the “Lemajeur Agreement”). The Lemajeur Agreement is for a term of one year, with an automatic annual renewal. The original agreement provided for a base salary of $175,000 with the salary level at December 31, 2005 of $230,000, which is reviewed annually by the Company’s Chief Operating Officer. Mr. Lemajeur is eligible for an annual bonus opportunity of up to 75% of his annual base salary, which is determined based on Company performance. In conjunction with his hiring, Mr. Lemajeur received a 10,000 stock option grant. The Lemajeur Agreement also provides for Mr. Lemajeur’s participation in the Company’s incentive and benefit plans. Mr. Lemajeur is subject to non-competition, non-solicitation and confidentiality provisions.

Key Executive Life Insurance

We maintain key man life insurance policies of $50.0 million on our Chairman and Chief Executive Officer and policies ranging from $1.0 to $25.0 million on certain other key executives. As part of our Chairman and Chief Executive Officer’s employment agreement, we agree to use the proceeds from the key man life insurance to purchase from the Chairman and Chief Executive Officer’s estate up to $20 million of common stock at the closing price on the last trading day immediately preceding his death.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee, as of the date of this proxy statement, is or has been an officer or employee of the Company or any of its subsidiaries.

Summary Compensation Table

The following table sets forth the annual and long-term compensation earned during the last three fiscal years with respect to our Chief Executive Officer and our four most highly compensated executive officers in 2005, other than the Chief Executive Officer.

Annual Compensation					Long Term Compensation

Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Number of Securities Underlying Options(3)	All Other Compensation(4)

Tom Wamberg	2005	$550,000	$357,109	$112,267	60,000	$23,674
Chairman of the Board,	2004	549,653	338,587	101,452	100,000	11,225
Chief Executive Officer	2003	519,846	101,890	66,519	44,000	29,160
Thomas M. Pyra	2005	$524,519	$364,891	$24,058	50,000	$23,121
Chief Operating Officer	2004	498,851	404,242	37,488	100,000	19,173
	2003	400,282	78,455	26,363	30,000	21,855
Leslie N. Brockhurst	2005	$369,231	$175,385	$20,000	10,000	$13,871
Senior Vice President	2004	345,384	324,662	20,000	26,750	11,183
	2003	255,115	223,226	20,000	15,000	16,385
James C. Bean	2005	$357,500	$268,125	$0	—	$11,809
Senior Vice President	2004	345,875	345,875	70	—	4,037
	2003	308,520	60,470	0	20,000	21,000
Jeffrey W. Lemajeur(5)	2005	$213,750	$76,309	$0	—	$10,426
Chief Financial Officer	2004	183,269	91,268	0	—	4,794
	2003	57,884	6,077	0	10,000	943
___________

(1) Bonuses represent incentive compensation, whether under employment agreements entered into with the named executive officers, or otherwise. See “Executive Officer—Employment Agreements” above. Bonuses reflect amounts earned by the named executive officers during the referenced year, even though paid in the following year.

(2) Perquisites that include (1) for Mr. Wamberg’s personal use of the Company aircraft and car allowance in the amount of $77,175 and $16,709, respectively; (2) for Mr. Pyra’s car allowance of $22,846; (3) for personal use of country clubs and health club dues in the amount of $12,133 for Mr. Wamberg and $1,212 for Mr. Pyra; and (4) for a perquisite allowance of $6,250 for Mr. Wamberg and $20,000 for Mr. Brockhurst.

(3) Long Term Compensation represents the number of stock options granted in a given year.

(4) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 2005 include the following: (1) vesting in the Company’s Execuflex Benefit Plan in the amount of $11,967 for Mr. Wamberg, $9,701 for Mr. Pyra, $5,249 for Mr. Brockhurst, $3,372 for Mr. Bean and $4,267 for Mr. Lemajeur; (2) matching contributions by the Company under the Clark, Inc. 401(k) Savings Plan in the amount of $2,666 for Mr. Wamberg and $6,300 each for Mr. Pyra, Mr. Brockhurst, Mr. Bean and Mr. Lemajeur; (3) matching contributions by the Company under the Company’s Executive Deferred Compensation plan in the amounts of $6,195 for Mr. Wamberg, $157 for Mr. Pyra, and $322 for Mr. Bean; (4) taxable long-term disability benefits of $1,604 for Mr. Wamberg and $2,400 for Mr. Pyra; (5) Imputed income for group life benefits of $1,242 for Mr. Wamberg, $4,562 for Mr. Pyra; $2,322 for Mr. Brockhurst; $1,242 for Mr. Bean and $432 for Mr. Lemajeur.

(5)	Mr. Lemajeur joined the Company in August 2003. Mr. Lemajeur’s salary for 2003 reflects his compensation for this partial year of service.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning the options granted to the named executive officers during 2005. The options were granted pursuant to our 2003 Stock Option Plan. No stock appreciation rights were granted during 2005.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (1)

					5%	10%
Tom Wamberg	60,000	33.0%	$15.51	01/25/15	585,249	1,483,137
Thomas M. Pyra	50,000	27.5%	15.51	01/25/15	487,708	1,235,947
Leslie N. Brockhurst	10,000	5.5%	15.51	04/26/15	97,542	247,189
James C. Bean	-	-	-	-	-	-
Jeffrey W. Lemajeur	-	-	-	-	-	-

____________

(1) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Long Term Incentive Plan Awards

The following table sets forth certain information concerning the stock units granted to the named executive officers during 2005. The stock units were granted pursuant to our 2005 Incentive Compensation Plan. For the period January 1, 2005 through December 31, 2007 (the “Performance Period”), the number of shares awarded will be based on the achievement of a cumulative, fully diluted earnings per share target (“EPS Target”) measured during the Performance Period, as determined by the Company’s Board of Directors. The percentage of the target number of performance shares (“Target Shares”) earned during the performance period will range from 25% of Target Shares at 80% or below the EPS Target to 200% of Target Shares at 120% or more of the EPS Target.

Name	Number of Shares, Units or Other Rights (1)	Performances or Other Period until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans (#)

			Threshold	Target	Maximum
Tom Wamberg	-	-	-	-	-
Thomas M. Pyra	-	-	-	-	-
Leslie N. Brockhurst	5,984	12/31/2007	1,496	5,984	11,968
James C. Bean	-	-	-	-	-
Jeffrey W. Lemajeur	4,762	12/31/2007	1,190	4,762	9,524

____________

(1) Based on the Target Shares being awarded.

Aggregated Option Exercises and Year-End Values

The following table sets forth certain information concerning all unexercised options held by the named executive officers as of December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Value Table
			Number of Unexercised		Value of Unexercised
	Shares		Options at Fiscal		In-the-Money Options at
	Acquired on	Value	Year-End(#)		Fiscal Year-End(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tom Wamberg	—	$—	304,200	100	$0	$0
Thomas M. Pyra	4,000	19,680	298,200	100	212,500	0
James C. Bean	—	—	106,200	19,100	127,250	5,250
Leslie N. Brockhurst	—	—	49,200	6,100	7,466	4,560
Jeffrey W. Lemajeur	—	—	6,000	4,000	0	0

____________

(1) Value for “in-the-money” options represents the positive spread between the respective exercise prices of outstanding options and the closing price of $13.25 on December 31, 2005.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,224,053	$17.46	2,356,124
Equity compensation plans not approved by security holders	213,434*	$13.19	347,667
Total	1,437,487	$16.83	2,703,791
____________

* includes 31,101 options issued from a pre-IPO plan, which has since been discontinued and cancelled by the Board of Directors.

PERFORMANCE GRAPH

The graph below compares the Company’s cumulative total stockholder return from December 31, 2000 through December 31, 2005 with the cumulative total return of the Russell 2000 Index and the Nasdaq Insurance Index for the same period. The performance graph assumes the investment of $100 and the reinvestment of all dividends, if any. The performance graph is not necessarily indicative of future investment performance.

[Graph Omiitted]

		2000	2001	2002	2003	2004	2005

CLARK INC	Return %		149.19	-23.70	-0.03	-19.33	-14.25
	Cum $	100.00	249.19	190.14	190.09	153.34	131.48

Russell 2000 Index	Return %		2.58	-20.48	47.25	18.33	4.56
	Cum $	100.00	102.58	81.56	120.10	142.12	148.61

NASDAQ Insurance	Return %		7.17	0.78	23.56	21.40	12.09
	Cum $	100.00	107.17	108.01	133.46	162.01	181.61

OWNERSHIP OF COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 1, 2006 by:

•	each person who we know beneficially owns more than 5% of our Common Stock;

•	each of our Directors;

•	each of our “named” executive officers; and

•	all Directors and executive officers as a group.

The term “beneficial ownership” includes shares which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable or exercisable within 60 days, to be beneficially owned and outstanding for the purpose of computing the percentage of beneficial ownership of the person owning such options, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership by any other person.

Except as otherwise indicated, the address for each stockholder listed is c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010. To our knowledge, except as otherwise noted, each of the persons listed in this table has voting and investment power with respect to all the shares indicated. Percentage of ownership is based on shares of our common stock outstanding on March 1, 2006 and the stock options that are currently exercisable or exercisable within 60 days.

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned	Currently Exercisable Options	Total Amount of Beneficial Ownership	Total Percentage Ownership
Life Investors Insurance Company of America(1)	2,286,995	0	2,286,995	13.0%
4333 Edgewood Road, NE
Cedar Rapids, Iowa 52499
Tom Wamberg**	1,431,195	304,200	1,735,395	9.9%
Dimensional Fund Advisors Inc.(2)	1,586,558	0	1,586,558	9.1%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Van Den Berg Management.(3)	1,512,195	0	1,512,195	8.6%
805 Las Cimas Parkway, Suite 430 Austin, Texas 78746
Skyline Asset Management LP.(4)	923,000	0	923,000	5.3%
311 South Wacker Drive
Chicago, Illinois 60606
Conning Capital Partners V, L.P.(5)	802,500	0	802,500	4.6%
CityPlace II, 185 Asylum Street
Hartford, Connecticut 06103
Thomas M. Pyra**	45,309	298,200	343,509	2.0%
James C. Bean	0	106,200	106,200	*
Randolph A. Pohlman	6,100	54,000	60,100	*
George D. Dalton	11,904	46,159	58,063	*
L. William Seidman	15,467	40,864	56,331	*
Leslie N. Brockhurst	3,183	49,200	52,383	*
Jeffrey W. Lemajeur	488	6,000	6,488	*
Kenneth A. Guenther	0	5,216	5,216	*
Richard C. Lappin	0	5,216	5,216	*
Total Directors and Executive Officers (10 persons)	1,513,646	915,255	2,428,901	13.9%
____________

* Less than 1%.
** Denotes a person who serves as a director and who is also a named executive officer.

(1) Based solely on information contained in Schedule 13D, filed with the SEC on December 6, 2002, and the number of shares of our common stock outstanding on March 1, 2006.

(2) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 6, 2006, and the number of shares of our common stock outstanding on March 1, 2006.

(3) Based solely upon information contained in Schedule 13G/A, filed with the SEC on January 10, 2006, and the number of shares of our common stock outstanding on March 1, 2006.

(4) Based solely upon information contained in Schedule 13G, filed with the SEC on January 30, 2006, and the number of shares of our common stock outstanding on March 1, 2006.

(5) Based solely upon the information contained in Schedule 13D, as filed with the SEC on August 18, 2003, and the number of shares of our common stock outstanding on March 1, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and certain executive officers and certain other beneficial owners of the Company’s common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission. To the best of the Company’s knowledge, based solely on copies of such reports received by it, the Company believes that for 2005 all required filings were timely filed by each of its directors and executive officers, except: (1) a  Form 4 filed by Mr. Wamberg reporting an option grant on January 25, 2005 (which was filed on February 1, 2005); and (2) a Form 4  filed by Mr. Pyra reporting an option grant on January 25, 2005 (which was filed on February 1, 2005); and (3) a Form 4 filed by Mr. Wamberg reporting the acquisition of Phantom Stock Units on February 25, 2005 (which was filed on March 22, 2005); and (4) a Form 4 filed by Mr. Brockhurst reporting the an option grant on April 26, 2005 (which was filed on May 5, 2005); and (5) a Form 4 filed by Mr. Dalton reporting an option grant on April 26, 2005 (which was filed on May 5, 2005); and (6) a Form 4 filed by Mr. Pohlman reporting an option grant on April 26, 2005 (which was filed on May 5, 2005); and (7) a Form 4 filed by Mr. Seidman reporting an option grant on April 26, 2005 (which was filed on May 5, 2005); and (8) a Form 3 filed by Mr. Guenther reporting initial statement of holdings as of April 26, 2005 (which was filed on November 29, 2005); (9) and a Form 4 filed by Mr. Guenther reporting an option grant on April 26, 2005 (which was filed on November 29, 2005); and (10) a Form 3 filed by Mr. Lappin reporting initial statement of holdings as of April 26, 2005 (which was filed on November 29, 2005); (11) and a Form 4 by Mr. Lappin reporting an option grant on April 26, 2005 (which was filed on November 29, 2005), and (12) a Form 4 filed by Mr. Wamberg reporting the acquisition of Phantom Stock Units on July 1, 2005 (which was filed on July 13, 2005) and; (13) a Form 4 filed by Mr. Wamberg reporting the acquisition of Phantom stock units on July 8, 2005 (which was filed on July 13,2005); and (14) a Form 4 Filed by Mr. Wamberg reporting the acquisition of Phantom stock units on December 22, 2005 (which was reported on December 29, 2005).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The Company leases 17,783 square feet of office space and hangar space for the corporate aircraft from entities owned by the Company’s Chairman and Chief Executive Officer, Tom Wamberg. Base rent is approximately $449 thousand annually. The office space lease expires on February 21, 2009.

The Company employs Mr. Wamberg’s stepson, Chuck French. Chuck is a consultant with the Executive Benefits Practice and does not report directly to Mr. Wamberg. Mr. French’s compensation is based exclusively on his revenue production. Jason French, Mr. Wamberg's stepson, was a consultant with Pearl Meyer & Partners. He was employed with the Company through October 2005 and did not report directly to Mr. Wamberg.

During the years ended December 31, 2005, 2004 and 2003, the Company received payments of approximately $2.5 million in each year pursuant to an Administrative Services Agreement and Bonus Forfeiture Agreement with an affiliate of AUSA Holding, Inc., one of its principal stockholders.

In 2001, Mr. Wamberg invested $750 thousand in a company of which George Dalton, a member of the Company’s Board of Directors is founder and majority stockholder.

The Company currently employs certain administrative staff who perform functions and services for Mr. Wamberg’s personal business, in addition to services for the Company. Mr. Wamberg reimburses the Company for the salary, benefits, and bonus for these individuals relating to their work on his personal business.

Ancillary Business Arrangements

Because of various federal and state licensing restrictions, we market products registered with the SEC and insurance-financed employee benefit programs in the states of Pennsylvania and Texas through a registered broker-dealer, Clark Securities, Inc., with which we have a networking agreement, and insurance agencies, for which we provide almost all services through administration and services agreements. Each of the following insurance agencies — Clark, Inc. of Pennsylvania and Clark of Texas, Inc. — provide the entity through which our producers sell certain products and conduct business in such states. In exchange, each of the insurance agencies is a party to an administration and services agreement under which each insurance agency pays us to furnish facilities, services, personnel and assistance, including the following:

•	performing all bookkeeping and accounting functions;

•	establishing and maintaining all records required by law and generally accepted accounting principles;

•	furnishing all stationery, forms, and supplies;

•	providing all necessary clerical and professional staff;

•	providing all computer hardware and software capabilities and facilities;

•	providing office space, furniture, fixtures, equipment and supplies;

•	assisting in the preparation of reports required by governmental regulatory and supervisory authorities; and

•	billing and collection of all premiums.

The charges and fees pursuant to the administration and services agreements are equal to the costs we incur in providing the services, personnel and property, plus an additional amount equal to a certain percentage of the cost. Each insurance agency is solely responsible for its own activities as an insurance producer and for its relationship with the producers or employees in the course and scope of their activities performed on behalf of such agency.

Independent Public Accountants

On June 13, 2005, the Audit Committee of the Company’s Board of Directors dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent accountants. Deloitte reported on the Company's consolidated financial statements for the fiscal years ended December 31, 2004, 2003 and 2002. Deloitte's audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003, as well as Deloitte's audit reports on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 31, 2004 and 2003, respectively, and the subsequent interim period through June 13, 2005, which was the date of dismissal of Deloitte, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its audit report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures and requested Deloitte to furnish the Company a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Deloitte's response letter dated June 16, 2005, is attached as exhibit 16.1 to the Form 8-K filed June 17, 2005.

On June 15, 2005, the Audit Committee of the Company's Board of Directors appointed Ernst & Young LLP ("E&Y") to audit the Company's financial statements for the fiscal year ending December 31, 2005. Prior to the appointment of E&Y, neither the Company nor anyone on behalf of the Company had consulted with E&Y during the Company's two most recent fiscal years or for the fiscal year 2005 through June 14, 2005 in any matter regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report nor oral advice provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for professional services provided by Ernst & Young LLP for the fiscal year ended December 31, 2005 and for Deloitte & Touche LLP for the fiscal year ended December 31, 2004, respectively:

	2005	2004
Audit Fees (1)	$802,299	$1,260,733
Audit Related Fees(2)	234,100	35,525
Tax Fees (3)	-	172,110
All Other Fees(4)	-	-

Total	$1,036,399	$1,468,368

(1) Fees for audit services in 2005 and 2004 consisted of:
•	Audit of the Company’s annual financial statements
•	Review of the Company’s quarterly financial statements
•	Audit of the annual financial statements of the Company’s broker/dealer subsidiary, Clark Securities, Inc.
•	Consent(s) related to Security and Exchange Commission (“SEC”) matters
•	Internal Controls over Financial Reporting audit.

(2)	Fees for audit-related services in 2005 relate to servicer organization reports on controls performed under SAS 70 and in 2004 related to Sarbanes-Oxley Act, Section 404 advisory services.

(3)	Fees for tax services in 2004 consisted of tax compliance and tax planning and advice:
•
Fees for tax compliance services totaled $8,250. Tax compliance services are services rendered based upon facts already in existence or transactions that already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

▪	Original and amended federal, state and local income tax return assistance
•
Fees for tax planning and advice services totaled $163,860. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

▪	State and local income tax planning
▪	Merger and acquisition planning

(4)	Includes fees for non-audit services not mentioned in the other categories

Pre-approval Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accountants. Under the policy, pre-approval is generally provided for 12 months unless the Audit Committee specifically provides for a different period, and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also approve particular services on a case by case basis. For each proposed service, the independent accountants must provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

All of the services provided by the independent public accountants described above were pre-approved by the Audit Committee.

GENERAL INFORMATION

Annual Report on Form 10-K

Accompanying this proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2005. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. We will mail additional copies of our Annual Report on Form 10-K to each stockholder or beneficial owner of shares of our common stock without charge upon such person’s request to James W. Radosevich, Vice President and Corporate Secretary at our executive offices at 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

Incorporation By Reference

With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings “Report of the Compensation Committee,” “Report of the Audit Committee” and “Performance Graph” shall not be incorporated into such future filings.

Forward-Looking Statements

This proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including risks, uncertainties and assumptions including but not limited to difficulties associated with changes in tax legislation, dependence on key producers and key personnel, our dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks, risks related to significant intangible assets, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions, relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Radosevich

James W. Radosevich
Vice President and Corporate Secretary

CLARK, INC.
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET OR	TELEPHONE OR	MAIL

https://www.proxyvotenow.com/clk	1-866-209-1709
∙ Go to the website address listed above	∙ Use any touch-tone telephone	∙ Mark, sign and date your proxy card.
∙ Have Your Proxy Card Ready.	∙ Have Your Proxy Card Ready.	∙ Detach your proxy card.
∙ Follow the simple instructions that	∙ Follow the simple recorded	∙ Return your proxy card in the postage-
appear on your computer screen.	instructions.	paid envelope provided.

If you previously elected to view Clark, Inc. proxy statements and annual reports over the Internet instead of receiving copies in the mail. You can now access the proxy statement for the 2006 Annual Meeting and the 2005 Annual Report over the Internet through the following address: http://www.clarkconsulting.com/investorrelations/annualreports/index.shtml. You can vote over the Internet, by telephone, or by traditional proxy card. See the proxy statement and the enclosed proxy card for further information about voting procedures.

If you would like a paper copy of the proxy statement and annual report, we will provide a copy to you upon request. To obtain a copy of these documents, please call 847-304-5800.

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼
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(Please sign, date and return	[X]
this proxy in the enclosed	Votes must be indicated
postage prepaid envelope.)	(x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

	FOR	AGAINST	ABSTAIN
Proposal 1: With respect to the election of the following nominees as Directors of said Company to serve a three-year term and until their respective successors are elected and qualified:
Proposal 2: With respect to the
following resolution:                                            □                   □                   □

RESOLVED, that the appointment by the Board of Directors of Ernst & Young as Independent Auditors of the Company for the year 2006 be and hereby is ratified.

FOR □ WITHHOLD AUTHORITY to vote □ *EXCEPTIONS □	To change your address, please mark this box. □
ALL for all nominees listed below

Nominees: 01 - L. William Seidman, 02 - Robert E. Long, JR., 03 - Thomas M. Pyra

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions _________________________________________
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S C A N L I N E
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NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

CLARK, INC.
102 SOUTH WYNSTONE PARK DRIVE
NORTH BARRINGTON, ILLINOIS 60010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING ON APRIL 25, 2006

The undersigned hereby constitutes and appoints James W. Radosevich - Corporate Secretary and Jeffrey W. Lemajeur - Chief Financial Officer or any of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the Annual Meeting of Stockholders to be held at The Ritz-Carlton, 160 East Pearson Street, Chicago IL, on April 25, 2006, at 10:00 a.m. local time, and at any adjournments thereof, on all matters coming before said meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated March 17th, 2006 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXYHOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES THAT YOU OWN.

		I/we plan to attend the Annual Meeting	□

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR ALL in item 1 and FOR in item 2. This proxy will be voted, in the discretion of proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
	CLARK, INC. P.O. BOX 11351 NEW YORK, N.Y. 10203-0351	If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	□

(Continued and to be dated and signed on the reverse side.)